                                                                      EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT

                                                              STATE OR OTHER
                                                             JURISDICTION OF
                                                             INCORPORATION
SUBSIDIARY                                                   OR ORGANIZATION
----------                                                   ---------------
Action plc                                                    United Kingdom
Action Services Limited                                       United Kingdom
Brook Leisure Holdings Limited                                United Kingdom
Computers by Post (Dormant)                                   United Kingdom
Direct Alliance Corporation                                      Arizona
Docufile Limited (Dormant)                                    United Kingdom
DSI Data Systems                                              United Kingdom
Frasier Associates plc (Dormant)                              United Kingdom
Insight ASP Limited                                           United Kingdom
Insight Canada, Inc.                                             Arizona
Insight Deutschland GmbH & Ko KG                                 Germany
Insight Development Corp Limited                              United Kingdom
Insight Direct Europe Limited (Dormant)                          Ireland
Insight Direct (GB) Limited                                   United Kingdom
Insight Direct (UK) Limited                                   United Kingdom
Insight Direct Canada, Inc.                                       Canada
Insight Direct USA, Inc.                                         Arizona
Insight Direct Worldwide, Inc.                                   Arizona
Insight Distribution G.P., Inc.                                  Arizona
Insight Distribution, LLC                                        Arizona
Insight Distribution Network, Inc.                               Arizona
Insight Enterprises UK Limited                                United Kingdom
Insight Holding (Deutschland) Gmbh                               Germany
Insight Global Finance, Inc. (Dormant)                           Arizona
Insight Global Systems Limited  (Dormant)                        Ireland
Insight Marketing Gmbh                                           Germany
Insight North America, Inc.                                      Arizona
Insight Public Sector, Inc. (Dormant)                            Arizona
Insight Services Corporation                                     Arizona
Insight UK Acquisitions Limited                               United Kingdom
Insight.com Bowl, Inc.                                           Arizona
ITA, Inc.                                                        Arizona
Kortex Computer Centre, Ltd.                                      Canada
KUKWE Limited                                                 United Kingdom
Plusnet Technologies Limited                                  United Kingdom
Treasure Chest Computers, Inc.                                  Louisiana
3051918 Nova Scotia Ltd.                                          Canada
3683371 Canada, Inc.                                              Canada